UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
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NET 1 UEPS TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

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NET 1 UEPS TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on November 27, 2008

To the Shareholders of Net 1 UEPS Technologies, Inc.:
     NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of Net 1 UEPS Technologies, Inc., a Florida corporation, will be held at President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa on November 27, 2008 at 17h00, local time, for the following purposes:
1.	To elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2.	To consider a proposal to amend and restate our Articles of Incorporation to (i) increase the number of authorized shares of our common stock from 83,333,333 shares to 200,000,000 shares, (ii) simplify our Articles of Incorporation by deleting obsolete provisions and (iii) consolidate our Articles of Incorporation so that the entire charter will be contained in one document.

3.	To ratify the selection of Deloitte & Touche (South Africa) as the independent registered public accounting firm for the fiscal year ending June 30, 2009.

4.	To transact such other business and act upon any other matter which may properly come before the annual meeting or any adjournment or postponement of the meeting.
     Our Board of Directors has fixed the close of business on October 17, 2008 as the record date for determining shareholders entitled to notice of and to vote at the meeting. A list of the shareholders as of the record date will be available for inspection by shareholders at our principal executive offices, which is located at President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa during business hours for a period of ten days prior to the meeting.
     Your attention is directed to our annual report for the fiscal year ended June 30, 2008, which is enclosed with this proxy statement.

The Board of Directors,
/s/ Dr. Serge Belamant
Dr. Serge C. P. Belamant
Chairman and Chief Executive Officer

Johannesburg, South Africa
October 29, 2008
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 27, 2008. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting and Proxy Statement, including proxy card and annual report, may be viewed and downloaded at http://materials.proxyvote.com/64107N

WE CORDIALLY INVITE ALL SHAREHOLDERS TO ATTEND IN PERSON. HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY CARD AND VOTE IN PERSON.

NET 1 UEPS TECHNOLOGIES, INC.
President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa

PROXY STATEMENT

General
     This proxy statement is being furnished to shareholders of Net 1 UEPS Technologies, Inc., a Florida corporation, in connection with the solicitation by our Board of Directors, or the Board, of proxies for use at the Annual Meeting of Shareholders to be held at President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa on November 27, 2008 at 17h00, local time, and at any adjournment or postponement of the annual meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING
          Solicitation
     We will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement, including the proxy card and any additional solicitation materials furnished to our shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We may reimburse these persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for performing these services. Except as described above, we do not presently intend to solicit proxies other than by mail.
     This proxy statement and the accompanying solicitation materials are being sent to our shareholders on or about October 29, 2008.
          Revocation of Proxies
     You may revoke your proxy at any time prior to exercise of the proxy by (1) delivering a written notice of revocation or a duly executed proxy with a later date by mail to our corporate secretary at Net 1 UEPS Technologies, Inc., P O Box 2424, Parklands 2121, Gauteng, South Africa, or (2) attending the meeting and voting in person. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions. However, if you are a shareholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of October 17, 2008 in order to vote personally at the annual meeting.
          Record Date, Quorum and Voting Requirements
     Each holder of shares of our common stock on the close of business on October 17, 2008, the record date, is entitled to notice of and vote at the annual meeting or any adjournment thereof. There were 58,399,595 shares of common stock outstanding on the record date. The presence at the annual meeting, in person or by a proxy, of a majority of the total number of outstanding shares of common stock, or 29,199,798 shares, is necessary to constitute a quorum. Each share of common stock is entitled to one vote on all matters to be acted upon at the annual meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take shareholder action, holders of record of common stock who are present at the annual meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the annual meeting, are considered shareholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve any proposal at the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.
     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on the matter in question if the brokers had received instructions from their customers, and as to which the brokers have notified us on a proxy form in accordance with industry practice or have otherwise advised us that they lack voting authority.
     Under the rules that govern brokers who are voting with respect to shares held in a fiduciary capacity, brokers have the discretion to vote shares on routine matters, but not on non-routine matters. Routine matters include, among other things, the election of directors in an uncontested election, ratification of the appointment of an independent registered public accounting firm and an increase in the number of authorized shares of common stock if, as in our case, there are no specific plans for the increased number of shares. This means that if you hold your shares through a broker, bank or other nominee, and you do not provide voting instructions by the tenth day before the annual meeting, the broker, bank or other nominee has the discretion to vote your shares on all proposals described in this proxy statement
     All outstanding shares of common stock represented by valid and unrevoked proxies received in time for the annual meeting will be voted. Shares will be voted as instructed in the accompanying proxy on each matter submitted to shareholders. A shareholder may, with respect to the election of directors (1) vote for the election of the named director nominees, (2) withhold authority to vote for all such director nominees or (3) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by writing such nominee’s name on the proxy in the space provided. A shareholder may, with respect to each other matter specified in the notice of meeting (1) vote “FOR” the matter, (2) vote “AGAINST” the matter or (3) ”ABSTAIN” from voting on the matter. If no instructions are given on a properly completed and returned proxy, the shares will be voted FOR the election of the named director nominees, FOR the approval of the Amended and Restated Articles of Incorporation and FOR the ratification of the selection of Deloitte & Touche (South Africa), or Deloitte, as our independent registered public accounting firm for the fiscal year ending June 30, 2009.
     Our seven nominees will be elected by a plurality of votes. Withholding a vote as to any nominee is the equivalent of abstaining. In an uncontested election such as this, abstentions have no effect, since approval by a specific percentage of the shares present or outstanding is not required. With respect to the proposals relating to the approval of the Amended and Restated Articles of Incorporation and the ratification of the selection of Deloitte as our independent registered public accounting firm, the proposals will be approved if the votes cast in favor of the applicable proposal exceed the number of votes cast against the proposal, and abstentions and broker non-votes will not be taken into account in determining the outcome of the vote on these proposals.
     The Board knows of no additional matters that will be presented for consideration at the annual meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board.
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
     The terms of office of each of our current directors will expire at the annual meeting or at such time as their successors shall be elected and qualified. The Board has determined to nominate for re-election each of our current directors (see “Information Regarding the Nominees” for information on all directors) for a one-year term expiring at the annual meeting of shareholders in 2009 or until their successors shall be duly elected and qualified.
     The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board has no reason to believe that any nominee named herein will be unable or unwilling to serve.

The Board recommends that you vote FOR election of each of its director nominees.
Information Regarding the Nominees
     The current members of our Board are as follows:

Dr. Serge C.P. Belamant 55 years old Director since 1997 Chairman and Chief Executive Officer	Dr. Serge C.P. Belamant has been our chief executive officer since October 2000 and the chairman of our Board since February 2003. From June 1997 until June 2004, Dr. Belamant served as chief executive officer and a director of Net 1 Applied Technology Holdings, or Aplitec, whose business was acquired by Net 1 in June 2004. From 1996 to 1997, Dr. Belamant served as a consultant in the development of Chip Off-Line Pre-Authorized Card, which is a Visa product. From October 1989 to September 1995, Dr. Belamant served as the managing director of Net 1 (Pty) Limited, a privately owned South African company specializing in the development of advanced technologies in the field of transaction processing and payment systems. Dr. Belamant also serves on the boards of a number of other companies that perform welfare distribution services and the provision of microfinance to customers. Dr. Belamant spent ten years working as a computer scientist for Control Data Corporation where he won a number of international awards. Later, he was responsible for the design, development, implementation and operation of the Saswitch ATM network in South Africa that rates today as the third largest ATM switching system in the world. Dr. Belamant has patented a number of inventions besides the FTS patent ranging from biometrics to gaming-related inventions. Dr. Belamant has more than 28 years of experience in the fields of operations research, security, biometrics, artificial intelligence and online and offline transaction processing systems. Dr. Belamant holds a PhD in Information Technology and Management.

Herman Gideon Kotzé 39 years old Director since 2004 Chief Financial Officer, Secretary and Treasurer	Herman Gideon Kotzé has been our chief financial officer, secretary and treasurer since June 2004. From January 2000 until June 2004, he served on the board of Aplitec as group financial director. In mid-1997 until October 1998, Mr. Kotzé worked for the Industrial Development Corporation of South Africa Limited as a business analyst. Mr. Kotzé served his articles from 1994 to 1996 at KPMG in Pretoria, South Africa, and in 1997 he became the audit manager for several major corporations in the manufacturing, mining, retail and financial services industries. Mr. Kotzé joined Aplitec in November 1998 as a strategic financial analyst. Mr. Kotzé is a member of the South African Institute of Chartered Accountants.

Christopher Stefan Seabrooke 55 years old Director since 2005 Chief Executive Officer of Sabvest Limited	Christopher Stefan Seabrooke has been a member of our Board since January 2005. Mr. Seabrooke has served on the board of directors of over twenty listed companies. Mr. Seabrooke is currently on the board of directors of the following five other JSE Limited listed companies – chief executive officer of Sabvest Limited, a finance and investment group, non-executive chairman of Metrofile Holdings Limited and Setpoint Technology Holdings Limited, non-executive deputy chairman of Massmart Holdings Limited and a non-executive director of Datatec Limited, which is also listed on AIM in the United Kingdom, or UK. Mr. Seabrooke is a member of The Institute of Directors in South Africa. Formerly, he was the chairman of the South African State Theater and the deputy chairman of each of the National Arts Council and the Board of Business and Arts South Africa. Mr. Seabrooke has degrees in Economics and Accounting from the University of Natal and an MBA from the University of Witwatersrand.

Antony Charles Ball 49 years old Director since 2004 Chief Executive Officer of Brait Group	Antony Charles Ball has been a member of our Board since June 2004. Mr. Ball has held various senior leadership positions with the Brait Group, or Brait, since 1998 and has been the chief executive officer of Brait since October 1, 2006. Mr. Ball has led the raising and governance of a number of Brait’s private equity funds and is responsible for certain of its private equity investments. Prior to assuming his current position at Brait, Mr. Ball served as joint deputy chairman of Brait from 1998 to March 2000. Prior to joining Brait, Mr. Ball was the chief executive of Capital Partners, which was the predecessor company to Brait and which pioneered the private equity market in South Africa, from 1991 to 1998. Mr. Ball began his career with Deloitte & Touche Consulting (1986-1991), where he co-founded its Strategy Group. Mr. Ball is a member of the board of Brait S.A. and its subsidiaries. Mr. Ball has been designated as a director by South African Private Equity Fund III, L.P., an affiliate of Brait, or SAPEF, pursuant to a contractual arrangement.

Alasdair J. K. Pein 48 years old Director since 2005 Director of Southern Cross Capital UK Limited	Alasdair Jonathan Kemsley Pein has been a member of our Board since February 2005. Mr. Pein is a director of Southern Cross Capital UK Limited, which manages investment funds for Brenthurst Limited, an investment holding company for the Oppenheimer family interests. From 1994 until 2002, Mr. Pein was President and CEO of Task (USA), Inc., a New York-based investment company. Mr. Pein also serves as a director of Arsenal Digital Solutions, a privately-held U.S. company that provides on-demand data protection services. Between 1989 and 1994, Mr. Pein worked in London for Bankers Trust International mergers and acquisitions team and then at Gilbert Elliot Corporate Finance. Mr. Pein is a qualified South African chartered accountant and completed his articles with Deloitte in Johannesburg in 1987. Mr. Pein has been designated as a director by SAPEF pursuant to a contractual arrangement.

Paul Edwards 54 years old Director since 2005 Executive Chairman of Merryn Capital	Paul Edwards has been a member of our Board since July 2005. Mr. Edwards is the executive chairman of Merryn Capital, a privately-owned financial services group. From 2002 to 2005, Mr. Edwards was executive chairman of Chartwell Capital Group. In January 2005, Mr. Edwards was appointed non-executive chairman of Starcomms Limited, a Nigerian telecommunications operator. Prior to that, Mr. Edwards was the chief executive officer of MTN Group, a pan-African mobile operator. Between 1999 and 2001, Mr. Edwards was the chief executive officer of the Johnnic Group in South Africa, of which the MTN Group was a subsidiary. Between 1995 and 1999, Mr. Edwards was the chief operating officer of MEASAT Broadcast Network, a Malaysian-based regional pay television operator. Between 1993 and 1995, Mr. Edwards was executive vice president of satellite television broadcaster Star TV, based out of Hong Kong. Between 1989 and 1993, Mr. Edwards was chief executive officer of Multichoice, Africa’s leading pay television operator. Mr. Edwards has a BSc and an MBA from the University of Cape Town.

Tom C. Tinsley 55 years old Director since 2008 Director of General Atlantic LLC	Tom C. Tinsley has been a member of our Board since September 2008. He has been employed by General Atlantic LLC, or GA, since 1999 and currently serves as a managing director of GA. Mr. Tinsley has served on numerous boards of directors of both private and public companies in the United States. Prior to joining GA, he served as Chairman and Chief Executive of the management board of Baan Company NV, a leading provider of enterprise software solutions. Prior to joining Baan Company NV, he was a director at McKinsey & Company, where he was employed for 18 years. Mr. Tinsley serves on our Board as the nominated director pursuant to a contractual arrangement between us and investment entities affiliated with GA pursuant to which GA is entitled to designate one person to serve on our Board. Mr. Tinsley replaced Mr. Florian P. Wendelstadt as the GA designee. Mr. Tinsley received a MBA from The Stanford Graduate School of Business in 1978.

PROPOSAL NO. 2: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION
DESCRIPTION OF THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION
     Our Board of Directors has unanimously adopted a resolution, subject to shareholder approval, approving an Amendment and Restatement of our Articles of Incorporation (the “Amendment and Restatement”) to (i) increase the number of authorized shares of our common stock from 83,333,333 shares to 200,000,000 shares, (ii) simplify our Articles of Incorporation by deleting obsolete provisions as more fully described below and (iii) consolidate our Articles of Incorporation so that the entire charter will be contained in one document. No change is being proposed to the number of authorized shares of our preferred stock.
     A copy of the proposed Amendment and Restatement is attached as Exhibit A to this Proxy Statement.
REASONS FOR AND EFFECT OF THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION
Additional Authorized Shares of Common Stock
     The maximum number of shares that our Articles of Incorporation currently authorize the Company to issue and have outstanding at any one time is 133,333,333, of which 83,333,333 shares are designated as common stock, par value $0.001 and 50,000,000 shares are designated as preferred stock, par value $0.001. As of October 17, 2008, 58,399,595 shares of our common stock were outstanding, 1,463,372 shares were reserved for issuance upon exercise of outstanding stock options, 1,143,886 shares remained available for future awards under our Amended and Restated 2004 Stock Incentive Plan, or the Stock Incentive Plan. The proposed amendment to increase the number of authorized shares of our common stock will provide us with the flexibility to issue additional shares of common stock for various corporate purposes as the need arises from time to time, such as to make potential acquisitions, to effect one or more financings through the issuance of equity or equity-linked securities, to increase the number of shares available for issuance under our Stock Incentive Plan or to effect stock splits or stock dividends.
     If the proposal is approved, our Board will be empowered to authorize the issuance of additional shares of common stock, at such times and for such consideration as it deems appropriate, subject to applicable law and to the rules of The Nasdaq Stock Market which require shareholder approval of share issuances under certain circumstances. However, our Board believes that having such flexibility is in the best interests of the Company and our shareholders because it will enable us to take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders to authorize additional shares that could be required to effect any particular transaction.
     Issuance by us of any additional shares of common stock would have a dilutive effect on the voting power, on a percentage basis, of existing shareholders. Furthermore, such issuance could also dilute our earnings per share, depending upon the number of shares issued and the consideration received by us in the transaction. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock.
     The increased number of authorized and unissued shares could also, in certain circumstances, have an anti-takeover effect. For example, it would permit issuances that could substantially dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other business combination transaction with the Company. However, our current Articles of Incorporation already authorize “blank check preferred stock” which permits such issuances and the share increase is not being proposed in response to any effort by a third party of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan to recommend to the shareholders a series of provisions to address takeover concerns. Other than the share increase proposal, our Board does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that it believes would affect the ability of third parties to take over or change the control of the Company. Other than for issuances pursuant to our awards made under our Stock Incentive Plan, we have no current plans to issue any additional shares of our common stock.
Deletion of obsolete provisions
          Our current Articles of Incorporation contain numerous provisions which are obsolete. In particular, most of our current Articles of Incorporation concerns the authorization, designation, preferences, rights and qualifications, limitations and restrictions of our special convertible preference stock. On October 3, 2008, we received approval for the listing of our common stock on the JSE Limited and such listing commenced on October 8, 2008. As a result of such listing, all of our issued and outstanding special convertible preference shares were converted into shares of our common stock. Because no special convertible preference stock is currently issued and no shares of such stock will be reissued, we are proposing to delete all of the provisions pertaining to the special convertible preference stock.
          Other obsolete provisions currently contained in our Articles of Incorporation include: (i) the name of our original incorporator; (ii) the initial principal office and mailing address; (iii) the initial registered agent and registered office in the State of Florida and (iv) the number of our initial directors and the names and addresses of our initial directors. Florida law provides that such provisions, which are solely of historic interest, may be deleted from our Articles of Incorporation. Accordingly, because these obsolete provisions are no longer relevant to the Company, we are proposing to delete them from our Articles of Incorporation.
          We are also proposing the Amendment and Restatement to delete the provision in our current Articles of Incorporation which provides that we may indemnify our directors, officers, employees and agents, as such provision is not required to be contained in our Articles of Incorporation and the provision of indemnification for our directors, officers, employees and agents is more fully addressed in our bylaws.
Restatement
          Since our incorporation in 1997, we have amended our Articles of Incorporation on two separate occasions. The first amendment was filed in May 2004 and the second amendment was filed in June 2005. Consequently, our Articles of Incorporation currently consist of three separate documents which can be difficult to read as a comprehensive document.
          Thus, for ease of reference, we are proposing to restate our current Articles of Incorporation to consolidate our charter into one unified document that contains only currently relevant provisions.
PROCEDURE FOR AMENDING AND RESTATING THE ARTICLES OF INCORPORATION
          In the event that shareholder approval of the Amendment and Restatement is obtained, we intend to file the proposed Amendment and Restatement as well as the requisite Certificate Accompanying

Articles of Restatement of Articles of Incorporation with the Secretary of State of the State of Florida as soon as practicable after the date of the annual meeting. The Amendment and Restatement will become effective upon such filing.
          The Certificate Accompanying Articles of Restatement of Articles of Incorporation containing a copy of the Amendment and Restatement is set forth in Exhibit A to this Proxy Statement (and is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Florida and as the Board of Directors deems necessary and advisable to effect the amendments described above).
     The Board recommends that you vote FOR the amendment and restatement of our Articles of Incorporation.
PROPOSAL NO. 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of our Board has proposed that Deloitte be selected to serve as independent registered public accounting firm for the fiscal year ending June 30, 2009. A representative of Deloitte is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders. Deloitte currently serves as our independent registered public accounting firm.
     We are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.
          The Board recommends a vote FOR ratification of Deloitte.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
MEETINGS OF THE BOARD AND DIRECTOR INDEPENDENCE
     Our Board typically holds a regular meeting once every quarter and holds special meetings when necessary. During the fiscal year ended June 30, 2008, our Board held a total of six meetings. All of the directors who served during our 2008 fiscal year attended or participated in more than 75% of the aggregate number of meetings of the Board and meetings of those committees of the Board on which such director served during the year. We encourage each member of the Board to attend the annual meeting of shareholders, but have not adopted a formal policy with respect to such attendance. Five of our directors who served during fiscal 2008 attended last year’s annual meeting. The non-management directors meet regularly without any management directors or employees present. These meetings are held on the same day as the audit committee or Board meetings and the chairperson of these meetings is currently Mr. Seabrooke.
     The Board annually examines the relationships between the Company and each of its directors. After this examination, the Board has concluded that Messrs. Seabrooke, Pein, Edwards and Tinsley are “independent” as defined under Nasdaq Rule 4350(c) and under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, or the Exchange Act, as that term relates to membership on the Board and the various Board committees. Mr. Ball is an “independent” director as defined under Nasdaq rules but is not eligible to serve on our Audit Committee, under Rule 10A-3(b)(1).
COMMITTEES OF THE BOARD
     The Board has established an Audit Committee, a Remuneration Committee and a Nominating and Corporate Governance Committee. The members of our Board Committees are presented in the table below:

Nominating and
Corporate
	Audit	Remuneration	Governance
Director	Committee	Committee	Committee
Antony C. Ball		X	X
Dr. Serge C.P. Belamant (#)
Paul Edwards	X	X	X
Herman G. Kotzé (#)
Alasdair J.K. Pein	X	X *	X
Christopher S. Seabrooke	X *	X	X *
Tom C. Tinsley		X	X

#	Executive

*	Chairperson
          Audit Committee
     The Audit Committee consists of Messrs. Seabrooke, Pein and Edwards, with Mr. Seabrooke acting as the chairperson. The Board has determined that Mr. Seabrooke is an “audit committee financial expert” as that term is defined in applicable Securities and Exchange Commission, or SEC, rules, and that all three members meet Nasdaq’s financial literacy criteria. The Audit Committee held nine meetings during the 2008 fiscal year. See “Audit Committee Report” on page 27.
     The Audit Committee was established by the Board for the primary purpose of overseeing or assisting the Board in overseeing the following:
•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our registered public accounting firm;

•	the performance of our independent auditors and of the internal audit function;

•	the accounting and financial reporting processes and the audits of our financial statements; and

•	our systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by us.
     The Audit Committee operates under a written charter that was last revised in August 2008. A copy of the current charter is attached as Appendix A hereto and is available without charge on our website, www.net1ueps.com under the “Financial Info – Corporate Governance” section.

          Remuneration Committee
     During the 2008 fiscal year, the Remuneration Committee comprised Messrs. Pein, Seabrooke, Edwards, Wendelstadt (who was replaced by Mr. Tinsley in September 2008) and Ball, with Mr. Pein acting as the chairperson. The Remuneration Committee held four meetings during the 2008 fiscal year. The Remuneration Committee has the following principal responsibilities, authority and duties:
•	review and approve performance goals and objectives relevant to the compensation of all our executive officers, evaluate the performance of each executive officer in light of those goals and objectives, and set each executive officer’s compensation, including incentive-based and equity-based compensation, based on such evaluation;

•	make recommendations to the Board with respect to incentive and equity-based compensation plans;

•	review and make recommendations to the Board regarding compensation-related matters outside the ordinary course, including but not limited to employment contracts, change-in-control provisions and severance arrangements;

•	administer our stock option, stock incentive, and other stock compensation plans, including the function of making and approving all grants of options and other awards to all executive officers and directors, and all other eligible individuals, under such plans;

•	review annually and make recommendations to the Board regarding director compensation;

•	assist management in developing and, when appropriate, recommend to the Board, the design of compensation policies and plans;

•	review and discuss with management the disclosures in our “Compensation Discussion and Analysis” and any other disclosures regarding executive compensation to be included in our public filings or shareholder reports; and

•	recommend to the Board whether the Compensation Discussion and Analysis should be included in our proxy statement, Form 10-K, or information statement, as applicable, and prepare the related report required by the rules of the SEC.
          The Remuneration Committee operates under a written charter that was last revised in August 2008. A copy of the current charter is attached as Appendix B hereto and is available without charge on our website, www.net1ueps.com under the “Financial Info – Corporate Governance” section.
          Nominating and Corporate Governance Committee
     During the 2008 fiscal year, the Nominating and Corporate Governance Committee comprised Messrs. Seabrooke, Ball, Pein, Edwards and Wendelstadt (who was replaced by Mr. Tinsley in September 2008), with Mr. Seabrooke acting as the chairperson. The Nominating and Corporate Governance Committee held four meetings during the 2008 fiscal year. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	monitor the composition, size and independence of the Board;

•	establish criteria for Board and committee membership and recommend to our Board proposed nominees for election to the Board and for membership on each committee of the Board;

•	monitor our procedures for the receipt and consideration of director nominations by shareholders and other persons and for the receipt of shareholder communications directed to our Board;

•	make recommendations regarding proposals submitted by our shareholders;

•	establish and monitor procedures by which the Board will conduct, at least annually, evaluations of its performance;

•	review our Corporate Governance Guidelines annually and recommend changes, as appropriate, for review and approval by the Board; and

•	make recommendations to the Board regarding management succession planning and corporate governance best practices.
          The Nominating and Corporate Governance Committee operates under a written charter that was last revised in August 2008. A copy of the current charter is attached as Appendix C hereto and is available without charge on our website, www.net1ueps.com under the “Financial Info – Corporate Governance” section.
REMUNERATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the fiscal year 2008, our Remuneration Committee consisted of Messrs. Alasdair J. K. Pein, the committee’s chairperson, Christopher S. Seabrooke, Florian P. Wendelstadt (who was replaced by Mr. Tinsley in September 2008), Paul Edwards and Antony C. Ball. None of the members of our Remuneration Committee has at any time been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the Board or remuneration committee of any entity that has one or more of its executive officers serving on our Board or our Remuneration Committee.
     Pursuant to the common stock purchase agreement, dated January 30, 2004, between us and SAPEF, SAPEF is entitled to designate three nominees to our Board. SAPEF informally agreed to reduce the number of its designated nominees from three to two due to the reduction in the number of our shares that SAPEF holds. Mr. Ball and Mr. Pein currently serve on our Board as SAPEF’s designees.
     Pursuant to the stock purchase agreement, dated July 18, 2005, among the investment entities affiliated with GA, us and certain other parties, GA is entitled to designate one nominee to our Board. During the fiscal year 2008, Mr. Wendelstadt served as the GA designee. The GA designee is currently Mr. Tinsley. In addition, pursuant to the stock purchase agreement, we granted rights, under certain circumstances and subject to certain limitations, with respect to the registration of our shares held by investment entities affiliated with GA.
NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
     The Nominating and Corporate Governance Committee reviews with the Board the skills and characteristics required of Board members. The committee will consider a candidate’s independence, as well as the perceived needs of the Board and the candidate’s background, skills, business experience and expected contributions. At a minimum, members of the Board must possess the highest professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders.

They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The committee may also take into account the benefits of diverse viewpoints, as well as the benefits of constructive working relationships among directors.
     The Nominating and Corporate Governance Committee also reviews and determines whether existing members of the Board should stand for re-election, taking into consideration matters relating to the number of terms served by individual directors and the changing needs of the Board. We do not have a limit on the number of terms an individual may serve as a director on our Board.
     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate composition, size and independence of the Board, and whether any vacancies are expected due to change in employment or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. Candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The committee will consider shareholder recommendations for candidates for the Board that are properly submitted in accordance with Section 4.16 of our by-laws in the same manner it considers nominees from other sources. In evaluating such recommendations, the committee will use the qualifications standards described above and will seek to achieve a balance of knowledge, experience and capability on the Board.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
     Any shareholder who wishes to communicate directly with the Board may do so via mail or facsimile, addressed as follows:
Net 1 UEPS Technologies, Inc.
Board of Directors
P O Box 2424
Parklands, 2121
Gauteng, South Africa
Fax: 27 11 880 7080
     The corporate secretary shall transmit any communication to the Board, or individual director(s), as applicable, as soon as practicable upon receipt. Absent safety or security concerns, the corporate secretary shall relay all communications, without any other screening for content.
CORPORATE GOVERNANCE GUIDELINES
     The Board has adopted a set of corporate governance guidelines. We will continue to monitor our corporate governance guidelines and adopt changes as necessary to comply with rules adopted by the SEC and Nasdaq, and to conform to best industry practice. This will include comparing our existing policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and the practices of other public companies. A copy of our corporate governance guidelines is available on our website at www.net1ueps.com under the “Financial Info – Corporate Governance” section.
CODE OF ETHICS
     The Board has adopted a written code of ethics, as defined in the regulations of the SEC. We require all directors, officers, employees, contractors, consultants and temporary staff, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer or controller and other senior personnel performing similar functions, to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. Our code of ethics requires avoidance of conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in our best interest. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. A copy of our code of ethics is available upon request made either by mail to our corporate secretary at Net 1 UEPS Technologies, Inc., P O Box 2424, Parklands 2121, Gauteng, South Africa or by telephone to our Investor Relations Department at + 1 604 484-8750. A copy of our code of ethics is also available free of charge on our website at www.net1ueps.com under the “Financial Info – Corporate Governance” section. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the SEC.
COMPENSATION OF DIRECTORS
     Directors who are also executive officers do not receive separate compensation for their services as directors. During fiscal 2008, certain directors who are not executive officers received compensation as described below.

	Fees Earned or
	Paid in Cash	Stock Awards
Name	(U.S.$)	(U.S.$)		Total
Christopher Seabrooke	$100,000	$50,000	(1)	$150,000
Paul Edwards	$65,000	$35,000	(2)	$100,000

(1)	Represents 1,931 shares of restricted stock granted on February 6, 2008, one-third of which will vest on each of February 6, 2009, 2010 and 2011. Vesting of such shares is conditioned upon Mr. Seabrooke’s continuous service as a member of our Board through the applicable vesting date. The value reflected is based on the closing price of our common stock on the date of grant.

(2)	Represents 1,351 shares of restricted stock granted on February 6, 2008, one-third of which will vest on each of February 6, 2009, 2010 and 2011. Vesting of such shares is conditioned upon Mr. Edward’s continuous service as a member of our Board through the applicable vesting date. The value reflected is based on the closing price of our common stock on the date of grant.
     During August 2007, our Board approved cash compensation for Messrs. Seabrooke and Edwards of $100,000 and $65,000, respectively, for their services in respect of fiscal 2008. The Board made this determination based on an analysis of the annual compensation of non-executive directors of U.S. and UK-listed transaction processor companies with a range of market equity capitalizations above, below and comparable to ours. The peer group comprised: Fiserv, Heartland Payments, Global Payments, Inc., Wright Express Corp., Euronet Worldwide, Inc. and Dimension Data Plc. This peer group is similar to the peer group used to determine our executive officers’ compensation.
     However, during February 2008, our Board conducted a further review of the peer group information described above and further considered the time and effort that was expected to be required of Messrs. Seabrooke and Edwards in the future in performing services for us, and that they are not paid separately for attending special meetings of the Board. Based on these considerations, the Board determined that it would be appropriate to adjust the amount of the annual compensation paid to Messrs. Seabrooke and Edwards for fiscal 2008 to $150,000 and $100,000, respectively, with the increase to be paid in the form of an annual grant of restricted stock having a value of $50,000 in the case of Mr. Seabrooke and $35,000 in the case of Mr. Edwards, with the number of shares to be derived by dividing such values by the closing price of our common stock on the date of grant. The Board determined to make the adjustment in February 2008 for the 2008 fiscal year and that for fiscal 2009 and afterwards, the restricted stock component of Messrs. Seabrooke’s and Edwards’ compensation would be awarded in August to coincide with the timing of other stock-based awards under the Stock Incentive Plan.
     Messrs. Ball and Pein have served as directors pursuant to an agreement between us and SAPEF. We did not pay Messrs. Ball or Pein any compensation for their services as directors during fiscal 2008.
     During fiscal 2008, Mr. Wendelstadt served as a director pursuant to an agreement between us and investment entities affiliated with GA. We did not pay Mr. Wendelstadt any compensation for his services as a director. Under this agreement, we are required to reimburse the travel and accommodation expenses incurred in connection with his attendance at our Board and committee meetings. Mr. Wendelstadt did not claim any reimbursements in the fiscal 2008 year.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          Overview
     The goal of our executive compensation program is the same as our goal for operating the company—to create long-term value for our shareholders. To achieve this goal, we seek to reward our named executive officers for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with us for long and rewarding careers. This section of the proxy statement explains how our compensation program is designed and operates in practice with respect to the four individuals who comprised our named executive officers during our 2008 fiscal year—our Chief Executive Officer, our Chief Financial Officer, our Senior Vice President-Marketing and Sales and our Senior Vice President-Information Technology. Our named executive officers have the broadest job responsibilities and are the only individuals who have policy-making authority.
     Each element of our executive compensation program is designed to fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, bonus and both equity and non-equity incentive compensation. In determining the type and amount of compensation for each executive officer, we focus on both current pay and the opportunity for future compensation and seek to combine compensation elements so as to optimize his or her contribution to us. We consider the mix of our compensation components from year to year based on our overall performance, an executive’s individual contributions and compensation practices of other U.S. and UK based public companies including companies in our “peer group” described below. We do not have an exact formula for allocating between cash and non-cash compensation. We do, nonetheless, provide for a balanced mix of compensation components that are designed to encourage and reward behavior that promotes shareholder value in both the short and long term.
          Compensation Objectives
     Performance. Each of our named executive officers who served as such during fiscal 2008 has had a long and distinguished career with us. In particular, our Chief Executive Officer founded the Company and developed the technology on which our products are based. We reward excellent performance by our named executive officers and motivate them to continue to produce superior, long-term results through a combination of cash bonuses, incentive payments that depend on achievement of pre-defined levels of financial and operating goals and equity awards in the form of stock options or restricted stock that derive their value from increases in our share price and/or satisfaction of other financial performance goals. Base salary, bonus and non-equity incentive compensation are designed to reward annual achievements and be commensurate with each executive officer’s scope of responsibility, demonstrated ingenuity, dedication and leadership and management effectiveness. Equity incentive compensation focuses on achievement of longer term results.
     Alignment. We seek to align the interests of our named executive officers with our shareholders by evaluating them on the basis of financial and non-financial measurements that we believe correlate to long-term shareholder value. Financial measures include growth in revenues, EBITDA and earnings per share (on both a South African rand, or ZAR and U.S. dollar basis), while non-financial measures include international expansion of our UEPS technology and the achievement of strategic operational goals. The elements of our compensation package that we believe align these interests most closely are stock option awards which increase in value as our stock price increases and restricted stock awards which vest over time and upon the satisfaction of our performance goals.
     Retention. Our executive officers and the Remuneration Committee recognize that the talent pool in South Africa is more limited than in other more developed countries. Even more significantly, the long tenure of our named executive officers has made them especially knowledgeable about our business and industry and thus particularly valuable to the Company. We wish to avoid losing these long-tenured officers and their invaluable knowledge, particularly given how important they are to the future performance of the Company. Therefore, retention is a key objective of our executive compensation program insofar as same relates to our South African-based named executive officers. We attempt to retain our key employees, including our named executive officers, by seeking to provide a competitive pay package and using continued service as a condition to receipt of full compensation. The extended vesting terms of stock options and restricted stock awards have the effect of tying this element of compensation to continued service with us.
          Implementing our Objectives
     Process for Determining Compensation. A substantial amount of the Remuneration Committee’s responsibilities and efforts relate to the determination of compensation for our named executive officers. The Remuneration Committee obtains compensation data compiled from executive compensation surveys which include data gathered from annual reports and proxy statements of companies that it selects as a “peer group” for executive compensation analysis purposes. The Remuneration Committee’s goal is that the total cash compensation for our named executive officers be at the 75th percentile and the overall equity compensation for named executive officers should be within the range of the 50th to 75th percentiles when our financial performance equals the average of our peer group companies. Because of the high proportion of cash compensation that is at risk, the Remuneration Committee reserves the right to adjust total cash compensation to be higher or lower, when our financial performance exceeds that of our peer group companies or is lower than that of our peer group companies, as the case may be. Our peer group consists of payment processing companies generally considered comparable to us as well other companies within the information technology sector and those engaged in emerging markets. The Remuneration Committee’s intent generally is to choose peer group members that have one or more attributes significantly similar to us, such as that of being a payment systems provider. Our peer group, which includes both U.S. and UK listed companies, consists of the following companies: Fiserve Inc, Global Payments, Inc., Wright Express Corporation, Euronet Worldwide Inc, Hartland Payment Systems Inc, and Dimension Data Holdings Plc.

     The Remuneration Committee’s process for determining compensation includes an analysis, for each executive officer, of all elements of compensation. The Remuneration Committee compares these compensation components separately and in total to compensation at the peer group companies. The Remuneration Committee sets the compensation of our Chief Financial Officer based on the total compensation package of our Chief Executive Officer. Since the role played by our Chief Financial Officer is significantly broader than that of a typical Chief Financial Officer, the Remuneration Committee’s goal is to set this package at approximately 45%-65% of our Chief Executive Officer’s total compensation package. Each of our other named executive officers’ compensation is then set at approximately 50% of the compensation of our Chief Financial Officer. Because the Remuneration Committee considers international comparables in its compensation analysis for both our Chief Executive Officer and Chief Financial Officer, their total compensation packages are denominated in U.S. dollars. Because our other South African-based named executive officers’ compensation packages are derived from the amount of compensation we pay to our Chief Financial Officer, their compensation packages are also denominated in U.S. dollars. Our executive officers may elect to be paid in a currency other than USD, in which case the USD amount is converted into ZAR at the exchange rate in effect at the time of payment. In the first quarter of each year, the Remuneration Committee establishes base salaries and sets the short-term cash incentive plan remuneration targets and payment criteria. Following the end of each fiscal year, the Remuneration Committee determines the annual incentive cash payments and bonuses, if any, to be made to each named executive officer based on their and our performance during the fiscal year.
     Before the Remuneration Committee makes decisions on compensation for the year, it discusses with our Chief Executive Officer each executive officer’s performance during the year, his or her accomplishments and specific areas of progress. Our Chief Executive Officer bases his evaluation on his knowledge of each executive officer’s performance (with due regard to the operational environment) and targets that have been set for a particular performance period. The named executive officers are then evaluated based on their individual performance during the fiscal year. The Chief Executive Officer makes a recommendation to the Remuneration Committee on each executive officer’s compensation, except for his own and the Chief Financial Officer’s compensation. Named executive officers do not propose or seek approval for their own compensation. Our Chief Executive Officer’s and Chief Financial Officer’s annual performance review is developed by the Remuneration Committee as a whole. For our Chief Executive Officer’s and Chief Financial Officer’s reviews, formal feedback is received from the non-employee directors.
     The non-employee directors perform reviews for the employee directors, which are completed and presented to the Chief Executive Officer before the Remuneration Committee determines base salary, bonus and incentive award targets and equity awards. In determining base salary, target cash incentives and bonus amounts and equity awards, the Remuneration Committee reviews group performance as well as individual performance information and our peer group executive compensation data.
     The Remuneration Committee also consults with our Chief Executive Officer and Chief Financial Officer regarding non-executive officer employee compensation and is responsible for approving all awards under our Stock Incentive Plan.
     Equity Grant Practices. We believe that long-term performance is achieved through a culture that encourages such performance by our named executive officers through the use of stock and stock-based awards. Accordingly, awards of stock options and restricted stock are a fundamental element in our executive compensation program because they emphasize long-term performance, as measured by creation of shareholder value, and foster a commonality of interest between shareholders and employees. We have granted equity awards primarily through our Stock Incentive Plan, which was adopted by our

Board of Directors and approved by our shareholders, to permit the grant of stock options and other stock-based awards to our employees, directors and consultants. Options granted under the plan vest ratably over a period of five years after grant unless otherwise provided in a particular award agreement and have ten-year terms from the date of grant. In determining the size of an equity award to an executive officer, the methodology adopted by the Remuneration Committee entails the consideration of the executive’s then current cash total compensation package (which includes salary, potential bonus and cash incentive plan compensation), any previously received equity awards, the value of the grant at the time of award and the number of shares available for grants pursuant to our Stock Incentive Plan.
     We adopted Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payments (“FAS 123R”) at the beginning of fiscal year 2006 and, therefore, record stock-based compensation charges over the vesting term of the equity award. When awarding equity compensation, management and the Remuneration Committee seek to weigh the cost of these grants with their potential benefits as a compensation tool. We believe that combining grants of stock options and restricted stock effectively balances our objective of focusing our employees, including our named executive officers, on delivering long-term value to our shareholders, with our objective of providing value to our employees with the equity awards. Stock options have value only to the extent that our stock price on the date of exercise exceeds the stock price on the date of grant, and thus are an effective compensation tool only if the stock price appreciates during the vesting term. In this sense, stock options are a motivational tool. Awards of restricted stock that include financial performance-based vesting over a stated period of time not only serve to encourage retention and motivate our employees for superior performance but also mitigate the effects of share price volatility and changes in the currency exchange rates. Such changes in the currency exchange rates affect our reported results of operations because our functional currency is the ZAR and we report our results in U.S. dollars.
     No Employment Agreements. Our named executive officers who served as such for fiscal 2008 are all employed on an “at will” basis, without employment agreements, severance payment arrangements (except as required by local labor laws), or payment arrangements that would be triggered by a change in control. The absence of such arrangements enables us to terminate the employment of our named executive officers with discretion as to the terms of any severance arrangement. This is consistent with our performance-based employment and compensation philosophy. We do have restraint of trade agreements with each of our named executive officers. The terms of these agreements provide that upon the termination of the executive’s employment, the executive is restricted, for a period of 24 months, from soliciting business from certain customers, working for or holding interests in our competitors or participating in a competitive activity within the territories where we do business.
     Considerations Regarding Tax Deductibility of Compensation. Section 162(m) of the U.S. tax code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers (other than our Chief Financial Officer, to whom these limits do not currently apply). Certain qualified performance-based compensation is not subject to this deduction limit. Our stock option awards under the Stock Incentive Plan have been structured with the intention that the compensation the executives will realize when the stock options are exercised will be qualified performance-based compensation not subject to the limitations imposed by Section 162(m). However, to maintain flexibility in compensating our named executive officers in a manner designed to promote our various corporate goals, it is not a policy of the Remuneration Committee that all executive compensation must be tax-deductible. For example, the bonuses and non-equity incentive compensation payments made to our named executive officers are not qualified performance-based compensation and may be subject to the tax deduction limitations imposed by Section 162(m). Similarly, the restricted stock granted to our named executive officers, the vesting of which is conditioned upon satisfaction of our performance goals, may be subject to the tax deductibility limitations imposed by Section 162(m) because the Remuneration Committee retained flexibility to adjust the performance goals to reflect extraordinary events. The Remuneration Committee believes that the importance of retaining this flexibility outweighs the benefits of tax deductibility.
     Compensation Consultants. Neither we nor the Remuneration Committee have any contractual arrangement with any compensation consultant or used the services of any compensation consultant who has a role in determining or recommending the amount or form of executive officer compensation.
          Elements of 2008 Compensation
     There are four elements that comprised our compensation program in fiscal 2008: (i) base salary; (ii) cash incentive awards for our Chief Executive Officer and Chief Financial Officer; (iii) bonus for our Senior Vice-President – Marketing and Sales and our Senior Vice-President – Information Technology and (iv) equity incentive awards for each of our named executive officers. In addition, we cover all costs for security guards for our Chief Executive Officer. We did not provide any other type of compensation, retirement, healthcare, or welfare benefits to any of our named executive officers.
     Base Salary. Salaries for fiscal 2008 were determined in the first quarter of the 2008 fiscal year after a review of our peer group companies described above.
     Cash Incentive Awards. During the first quarter of fiscal 2008, the Remuneration Committee established a cash incentive plan for the Chief Executive Officer and the Chief Financial Officer pursuant to which these officers became eligible to receive a cash incentive payment of 100% and 75%, respectively, of their respective annual salaries upon the achievement of certain performance targets with respect to the 2008 fiscal year. In determining the cash incentive awards for the Chief Executive Officer and Chief Financial Officer, the Remuneration Committee set certain separate quantitative and qualitative criteria. With respect to the Chief Executive Officer, 60% of the potential cash incentive award was based on pure earnings per shares, or EPS growth of 25% (after reversing the stock-based compensation charge and amortization of intangible assets) with a weighting between U.S. dollars and ZAR, respectively, of 60%/40%. The Remuneration Committee determined that 40% of the potential cash incentive award to be granted to the Chief Executive Officer would be based on the achievement of certain qualitative goals including: (i) achievement of operational milestones, specifically with respect to international business expansion; (ii) the continued strengthening of the executive management team and (iii) increased focus on strategic as opposed to operational matters.
     Likewise, with respect to the Chief Financial Officer, 70% of the potential cash incentive award was based on pure EPS growth of 25% (after reversing the stock-based compensation charge and amortization of intangible assets) with a weighting between U.S. dollars and ZAR, respectively, of 60%/40%. The Remuneration Committee also determined that 30% of the potential cash incentive award to be granted to the Chief Financial Officer would be based on the achievement of certain qualitative goals including: (i) the continued strengthening of the executive management team, (ii) the successful performance of such tasks as the Chief Executive Officer may reasonably require of the Chief Financial Officer, and (iii) increased focus by the Chief Financial Officer on corporate development as opposed to regulatory issues.
     Following the end of fiscal 2008, the Remuneration Committee determined that the quantitative requirements had been satisfied and that the qualitative requirements had been sufficiently achieved by each of the Chief Executive Officer and the Chief Financial Officer to justify the full cash incentive awards, which were subsequently paid in September 2008. Aside from our achieving the required EPS growth, which exceeded 25% both on a U.S. dollars and ZAR basis, the Remuneration Committee also considered qualitative achievements to have been adequately achieved in the 2008 fiscal year in arriving at its decision to grant the full cash incentive awards to the Chief Executive Officer and the Chief Financial Officer. Specifically, the committee considered the efforts to expand the geographical presence of the business beyond South Africa. It was acknowledged that significant progress had been made in both Ghana and Iraq as well as with the acquisition of BGS Smart Card Systems AG. The Remuneration Committee discussed and was satisfied that considerable progress had also been achieved in the continual strengthening and deepening of the management team, allowing Dr. Belamant and Mr. Kotze to spend more time and effort on strategic positioning of the business and corporate development. In addition, the acquisition of EasyPay had been well integrated into our operations.
     Bonus. Bonuses may be awarded for accomplishments during the previous fiscal year and are designed to be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, management experience and effectiveness. Likewise, with respect to the Chief Executive Officer and the Chief Financial Officer, bonuses may be paid for performance based on factors external to the ones considered in determining the payment of the cash incentive awards described above. Bonuses are determined by the Remuneration Committee with advice from the management directors, based upon the Remuneration Committee’s assessment of the individual’s contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by the executive officers and the Remuneration Committee. The goal of this element of compensation focuses on motivating and challenging the executive to achieve superior, longer term, sustained results. The Remuneration Committee did not grant any bonus awards in the 2008 fiscal year to our Chief Executive Officer and Chief Financial Officer as it was of the opinion that the cash incentive awards adequately compensated these executives. Our Vice-President – Sales and Marketing and Vice-President – Information Technology received bonuses as a result of their contributions to our advancements in international growth, including growth in Iraq and Ghana and development of new and innovative products.
     Equity Incentive Awards. In August 2007, the Remuneration Committee approved grants of an aggregate of 145,000 shares of restricted stock to our named executive officers as set out in more detail in the Grants of Plan-Based Awards table below. The primary purpose of these grants was to encourage retention and reward positive financial performance of the Company. One-third of the award shares will vest on each of September 1, 2009, 2010 and 2011. Vesting of the award shares is conditional upon each recipient’s continuous service through the applicable vesting date and the Company achieving the financial performance target set for that vesting date. Specifically, the financial performance targets were set based on a 25% increase (in the case of Dr. Belamant and Mr. Kotze) and a 20% increase (in the case of Ms. Stewart and Mr. Soma ), compounded annually, in fundamental earnings per share (diluted) (expressed in ZAR) above the fundamental EPS for the fiscal year ended June 30, 2007. For this purpose, fundamental EPS are calculated by adjusting accounting principles generally accepted in the United States, EPS (diluted) (as reflected in the Company’s audited consolidated financial statements) to exclude the effects related to the amortization of intangible assets, stock-based compensation charges, one-time, large, unusual expenses as determined in the discretion of the Remuneration Committee, and assuming a constant tax rate of 30%. If the fundamental EPS for the specified fiscal year do not equal or exceed the fundamental EPS target for such year, no award shares will vest or become nonforfeitable on the corresponding vesting date. Any award shares that do not vest and become nonforfeitable because the fundamental EPS target is not met for the specified fiscal year remain outstanding and are available to vest and become nonforfeitable as of a subsequent vesting date if the fundamental EPS target for a subsequent fiscal year is met; provided that the recipient’s service continues through such subsequent vesting date. Any outstanding award shares that have not vested and become nonforfeitable as of September 1, 2011, will be forfeited by the recipient on September 1, 2011 and transferred to the Company for no consideration.
     The fundamental EPS targets will be proportionately adjusted by the Remuneration Committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant. The Remuneration Committee, in its sole discretion, may adjust the targets as it considers in good faith to be appropriate to reflect “extraordinary items” including, without limitation, the charges or costs associated with restructuring of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.
     Security Guards for our Chief Executive Officer. We provide on-site residential security services for Dr. Belamant consisting of two armed guards. These services are provided based on bona fide business related security concerns and are an integral part of the Company’s overall risk management program. The Board believes that provision of these security services is a necessary and appropriate business expense because Dr. Belamant’s personal safety and security are of the utmost importance to the Company and its shareholders. These security services may be viewed as conveying a personal benefit to Dr. Belamant and as a result, must be reported in the Summary Compensation Table below.
REMUNERATION COMMITTEE REPORT
For the Year Ended June 30, 2008
     The Remuneration Committee, which comprises all the independent directors, has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with the Chief Executive Officer, Dr. Serge C.P. Belamant, and the Chief Financial Officer, Herman G. Kotzé. Based on this review and discussion, the Remuneration Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in our Annual Report on Form 10-K and this proxy statement.
Remuneration Committee
Alasdair J.K. Pein
Christopher Stefan Seabrooke
Antony Charles Ball
Paul Edwards
Tom C. Tinsley

Executive Compensation Tables
     The following narrative, tables and footnotes describe the “total compensation” earned during fiscal years 2008 and 2007, as applicable, by our named executive officers. The total compensation presented below in the Summary Compensation Table does not reflect the actual compensation received by our named executive officers or the target compensation of our named executive officers in fiscal 2008. The actual value realized by our named executive officers in fiscal 2008 from long-term equity incentives (options and restricted stock) is presented in the Options Exercised and Stock Vested Table on page 25 of this proxy statement. Target annual incentive awards for fiscal 2008 are presented in the Grants of Plan-Based Awards table on page 23 of this proxy statement. The amounts reflected in the Summary Compensation Table for stock awards and option awards are the non-cash expense recognized by us for financial statement reporting purposes with respect to fiscal 2008 and 2007 for all such awards, including those granted in prior fiscal years, in accordance with FAS 123R.
     SUMMARY COMPENSATION TABLE (1)
     The following table sets forth the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our other named executive officers for services rendered during fiscal years 2008 and 2007.

						Non-
						Equity
						Incentive	All
						Plan	Other
				Stock	Option	Compens	Compens
		Salary	Bonus	Awards	Awards	-ation	-ation
Name and		($’000)	($’000)	($’000)	($’000)	($’000)	($’000)	Total
Principal Position	Year	(2)	(3)	(4)	(5)	(3)	(6)	($’000)
Dr. Serge Belamant, Chief Executive Officer,	2008	850	—	205	88	850	41	2,034
Chairman of the Board and Director	2007	725	—	—	79	725	39	1,568

Herman Kotzé, Chief Financial Officer,	2008	425	—	205	38	319	—	987
Treasurer, Secretary and Director	2007	350	—	—	35	263	—	648

Brenda Stewart, Vice-President	2008	312	78	181	27	—	—	598
– Sales and Marketing	2007	260	65	—	25	—	—	350

Nitin Soma, Vice-President	2008	288	72	156	22	—	—	538
– Information Technology	2007	230	58	—	20	—	—	308

(1)	Includes only those columns relating to compensation awarded to, earned by, or paid to the named executive officers in either fiscal 2008 or 2007. All other columns have been omitted.

(2)	The applicable amount for each named executive officer is denominated in USD and paid in ZAR at the exchange rate in effect at the time of payment.

(3)	Bonus and non-equity incentive plan compensation represent amounts earned for the fiscal years ended June 30, 2008 and 2007 that were paid in September 2008 and 2007, respectively. The amounts for each executive officer are denominated in USD.

(4)	Represents grants of shares of restricted stock awarded to our named executive officers in August 2007, one-third of which will vest on each of September 1, 2009, 2010 and 2011. Vesting of the award shares is conditioned upon each recipient’s continuous service through the applicable vesting date and the Company achieving the financial performance target set for that vesting date. See note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2008 for the relevant assumptions used in calculating grant date fair value under FAS 123R. For further information about these awards, see “Compensation Discussion and Analysis – Elements of 2008 Compensation – Equity Incentive Awards” above.

(5)	Represents actual stock-based plan compensation charge related to stock options granted under the Stock Incentive Plan to our named executive officers. The amounts are valued based on the grant date fair value of the award determined under FAS123R. See note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2008 for the relevant assumptions used in calculating grant date fair value under FAS 123R. For further information about these awards, see the Grants of Plan-Based Awards table below.

(6)	Represents costs for security guards for Dr. Belamant, which is paid in ZAR.
GRANTS OF PLAN-BASED AWARDS
     The following table provides information concerning awards under our Stock Incentive Plan and non-equity incentive awards granted during fiscal 2008 to each of our named executive officers.

		Estimated Future	Estimated Future Payouts	Grant Date Fair Value
		Payouts Under Non-	Under Equity Incentive	of Stock and Option
		Equity Incentive	Plan Awards	Awards
		Plan Awards (1)	(2)	($’000) (3)
		Target	Target
Name	Grant date	($’000)	(number of shares)
Dr. Serge Belamant	8/01/07	850	40,000	910

Herman Kotzé	8/01/07	319	40,000	910

Brenda Stewart	8/01/07	n/a	35,000	804

Nitin Soma	8/01/07	n/a	30,000	689

(1)	In the first quarter of fiscal 2008, the Remuneration Committee approved a cash incentive plan providing for a payment of 100% of Dr. Belamant’s $850,000 annual base salary and 75% of Mr. Kotze’s $425,000 annual base salary, if certain quantitative and qualitative requirements were met for our fiscal 2008 year. The Remuneration Committee determined that Dr. Belamant and Mr. Kotze satisfied the quantitative requirements and that the qualitative requirements had been sufficiently achieved to justify the full cash incentive award which was paid in September 2008. See the discussion under “Compensation Discussion and Analysis – Elements of 2008 Compensation – Cash Incentive Awards” for the performance targets established by the Remuneration Committee and the reasons underlying the Remuneration Committee’s determination regarding the qualitative targets.

(2)	In August 2007, the Remuneration Committee approved grants of restricted stock to our named executive officers. See the discussion under “Compensation Discussion and Analysis – Elements of 2008 Compensation – Equity Incentive Awards” for the performance targets, vesting schedules and other terms applicable to these awards.

(3)	Grant Date Fair Value was derived by multiplying the closing price of our common stock on August 1, 2007, the grant date, by the number of shares of restricted stock granted.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END
     The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal 2008. The market value of unvested shares reflected in this table is calculated by multiplying the number of unvested shares by the closing price of $24.30 of our common stock on June 30, 2008, the last trading day of the fiscal year.

	Option Awards					Stock Awards
						Equity		Equity
						Incentive		Incentive
						Plan		Plan
						Awards:		Awards:
						Number		Market
						of		or Payout
		Number				Unearned		Value of
		of				Shares,		Unearned
		Securities				Units or		Shares,
	Number of	Under-				Other		Units or
	Securities	lying				Rights		Other
	Underlying	Unexer-				That		Rights
	Unexer-	cised		Option		Have Not		That
	cised	Options		Exercise	Option	Vested		Have Not
	Options (#)	(#)		Price	Expiration	(number		Vested
Name	Exercisable	Unexercisable		($)	Date	of shares)		($)
Dr. Serge Belamant	16,670	—		$3.00	6/7/2014	40,000	(2)	972	(3)
	32,000	48,000	(1)	$22.51	8/24/2016

Herman Kotzé	16,670	—		$3.00	6/7/2014	40,000	(2)	972	(3)
	14,000	21,000	(1)	$22.51	8/24/2016

Brenda Stewart	33,336	—		$3.00	6/7/2014	35,000	(2)	851	(3)
	10,000	15,000	(1)	$22.51	8/24/2016

Nitin Soma	8,000	12,000	(1)	$22.51	8/24/2016	30,000	(2)	729	(3)

(1)	One-third of these options vest on each of May 8, 2009, 2010 and 2011, respectively.

(2)	Represents restricted stock of which one-third of the award shares will vest on each of September 1, 2009, 2010 and 2011. Vesting of the award shares is conditioned upon each recipient’s continuous service through the applicable vesting date and our achieving the financial performance target set for that vesting date.

(3)	Assumes that all performance targets will be met in each year and all shares of restricted stock will vest on each of September 1, 2009, 2010 and 2011.

OPTIONS EXERCISED AND STOCK VESTED
     The following table shows all stock options exercised and value realized upon exercise by the named executive officers during fiscal 2008.

	Stock options
	Number of Shares	Value Realized on
	Acquired on	Exercise
Name	Exercise (#)	($’000)(1)
Dr. Serge Belamant	16,666	346

Herman Kotzé	16,666	346

Brenda Stewart	—	—

Nitin Soma	33,336	712

(1)	The value realized in connection with each option exercise is calculated as the difference between the per share exercise price of the option and the closing price of our common stock on the date of exercise, multiplied by the number of shares of common stock for which such option was exercised on that date.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
     As described above under “Compensation Discussion and Analysis”, we do not have employment, severance or change of control agreements with named executive officers. Accordingly, there would be no compensation, other than that prescribed by local labor laws in the case of unfair dismissal or retrenchment, that would become payable under the existing plans and arrangements if the employment of any of our named executive officers had terminated on June 30, 2008. We do not have any on-going obligation to provide post-termination benefits to our named executive officers after termination of employment.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Review, Approval or Ratification of Related Person Transactions
     We review all relationships and transactions in which we and our directors and named executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Chief Executive Officer and Chief Financial Officer are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and named executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement. In addition, our Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, our Audit Committee considers:
•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the committee deems appropriate.
     Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.
          Related Party Transactions
     Pursuant to the common stock purchase agreement, dated January 30, 2004, between us and SAPEF, SAPEF is entitled to designate three nominees to our Board. SAPEF has informally agreed to reduce the number of its designated nominees from three to two due to the recent reduction in the number of our shares that SAPEF holds. Mr. Ball and Mr. Pein currently serve on our Board as SAPEF’s designees.
     Pursuant to the stock purchase agreement, dated July 18, 2005, among the investment entities affiliated with GA, us and certain other parties, GA is entitled to designate one nominee to our Board. This designee was Mr. Wendelstadt during the 2008 fiscal year and is currently Mr. Tinsley, who replaced Mr. Wendelstadt on September 1, 2008. In addition, pursuant to the stock purchase agreement, we granted rights, under certain circumstances and subject to certain limitations, with respect to the registration of our shares held by investment entities affiliated with GA.
AUDIT AND NON-AUDIT FEES
          The following table shows the fees that we paid or accrued for the audit and other services provided by Deloitte for the fiscal years ended June 30, 2008 and 2007.

	2008	2007
	$ ‘000	$ ‘000
Audit Fees	1,329	1,289
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
          Audit Fees — This category includes the audit of our annual consolidated financial statements, review of financial statements included in our quarterly reports on Form 10-Q, the required audit of management’s assessment of the effectiveness of our internal control over financial reporting and the auditors’ independent audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

          Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” There were no such fees paid in the fiscal years ended June 30, 2008 or 2007.
          Tax Fees — This category consists of professional services rendered by Deloitte for tax compliance and tax advice. The services for the fees disclosed under this category include tax return review and technical tax advice. There were no such fees paid in the fiscal years ended June 30, 2008 or 2007.
          All Other Fees — There were no such fees paid in the fiscal years ended June 30, 2008 or 2007.
          Pre-Approval of Non-Audit Services
     Pursuant to our Audit Committee charter, our Audit Committee reviews and pre-approves both audit and non-audit services to be provided by our independent auditors. The authority to grant pre-approvals of non-audit services may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting. During fiscal years 2008 and 2007, all of the audit, audit-related, tax and other services provided by Deloitte with respect to fiscal years 2008 and 2007 were pre-approved by the Board and the Audit Committee.
AUDIT COMMITTEE REPORT
     The Audit Committee of the Board consists of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board and available on our website at www.net1ueps.com. The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board. The members of the Audit Committee are Messrs. Seabrooke, Pein and Edwards. The committee selects, subject to shareholder ratification, our independent registered public accounting firm.
     Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and of our internal control over financial reporting and for issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes.
     In this context, the Audit Committee has met and held discussions with management and Deloitte. Our Chief Executive Officer and Chief Financial Officer represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee reviewed and discussed the consolidated financial statements with our Chief Executive Officer and Chief Financial Officer and Deloitte. The Audit Committee discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU §380), as may be modified or supplemented. These matters included a discussion of Deloitte’s judgments about the quality (not just the acceptability) of our accounting principles as applied to our financial reporting.
     Deloitte also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Audit Committee discussed with Deloitte the firm’s independence. The committee further considered whether the provision by Deloitte of the non-audit services described above is compatible with maintaining the auditors’ independence.
          Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representations of management and the disclosures by Deloitte to the Audit Committee, the committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2008, for filing with the SEC.

Audit Committee

Christopher S. Seabrooke, Chairman
Alasdair J. K. Pein
Paul Edwards
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
          The following table presents, as of October 17, 2008, information about beneficial ownership of our common stock by:
•	each person or group of affiliated persons who or which, to our knowledge, owns beneficially more than 5% of our outstanding shares of common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.
     Beneficial ownership of shares is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 58,399,595 shares of common stock outstanding as of October 17, 2008. All shares of common stock, including that common stock underlying stock options that are presently exercisable or exercisable within 60 days after October 17, 2008 (which we refer to as being currently exercisable) by each person are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. All our special convertible preferred stock was automatically converted to common stock on October 8, 2008 in connection with the listing of our common stock on the JSE Securities Exchange.
     Unless otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown as beneficially owned by such person, except to the extent applicable law gives spouses shared authority. Except as otherwise noted, each shareholder’s address is c/o Net 1 UEPS Technologies, Inc., President Place, 4th Floor, Corner of Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa.

	Shares of Common
	Stock Beneficially Owned
Name	Number	%
Antony C. Ball(1)	25,001	*
Dr. Serge C.P Belamant(2)	2,206,957	3.7%
Paul Edwards(3)	11,116	*
Herman G. Kotzé(4)	237,335	*
Alasdair J.K. Pein(5)	25,001	*

	Shares of Common
	Stock Beneficially Owned
Name	Number	%
Chris S. Seabrooke(6)	12,310	*
Brenda L. Stewart(7)	145,002	*
Nitin Soma(8)	180,022	*
Tom C Tinsley(9)	6,409,091	11.0%
Investment entities affiliated with Brait S.A.(10)	9,221,527	15.9%
Investment entities affiliated with General Atlantic LLC(10)	6,409,091	11.0%
Directors and Executive Officers as a group (11)	9,209,633	15.9%

*	Less than one percent

(1)	Represents options to purchase 25,001 shares of common stock, all of which are currently exercisable.

(2)	CI Law Trustees Limited for the San Roque Trust dated 8/18/92 owns 800,799 shares of common stock. Dr. Serge C.P. Belamant as proxy of CI Law Trustees has the power to vote all of CI Law Trustees’ shares. The remaining 1,406,158 shares are owned directly by Dr. Belamant and include (i) 40,000 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions described elsewhere in this proxy statement and (ii) options to purchase 32,000 shares of common stock, all of which are currently exercisable.

(3)	Represents (i) options to purchase 8,335 shares of common stock, all of which are currently exercisable, (ii) 1,351 shares of restricted stock, one-third of which vest annually commencing on February 6, 2009 and (iii) 1,430 shares of restricted stock, one-third of which vest annually commencing on August 27, 2009. Vesting of the restricted stock is conditioned on Mr. Edwards’ continued service as a member of our Board on the applicable vesting date.

(4)	Includes (i) 40,000 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions described elsewhere in this proxy statement and (ii) options to purchase 14,000 shares of common stock, all of which are currently exercisable.

(5)	Includes options to purchase 16,668 shares of common stock, all of which are currently exercisable.

(6)	Represents (i) options to purchase 8,335 shares of common stock, all of which are currently exercisable, (ii) 1,931 shares of restricted stock, one-third of which vest annually commencing on February 6, 2009 and (iii) 2,044 shares of restricted stock, one-third of which vest annually commencing on August 27, 2009. Vesting of the restricted stock is conditioned on Mr. Seabrooke’s continued service as a member of our Board on the applicable vesting date.

(7)	Includes (i) 35,000 shares of restricted stock, the vesting of which is subject to certain financial performance and other conditions described elsewhere in this proxy statement and (ii) 43,336 options to purchase shares of common stock, all of which are currently exercisable.

(8)	Includes (i) 30,000 shares of restricted stock, the vesting of which is subject to certain financial performance and other conditions described elsewhere in this proxy statement and (ii) 8,000 options to purchase shares of common stock, all of which are currently exercisable.

(9)	According to Amendment No. 1 to Schedule 13D, dated June 22, 2006, filed by General Atlantic LLC (“GA”), and its affiliates, General Atlantic Partners 80, L.P. (“GAP 80”), General Atlantic Partners 82, L.P. (“GAP 82”), GapStar, LLC (“GapStar”), GAP Coinvestments III, LLC, (“GAPCO III”), GAP Coinvestments IV, LLC, (“GAPCO IV”), GAPCO GmbH & Co. KG (“KG”), GAPCO Management GmbH, (“GmbH Management”), and GAP Coinvestments CDA, L.P. (“GAPCO CDA”) and supplemental information provided to us by GA, these entities beneficially own, in the aggregate, 6,409,091shares of common stock. GA is the general partner of GAP 80, GAP 82 and GAPCO CDA. GA is also the sole member of GapStar. GmbH Management is the general partner of KG. The Managing Directors of GA are Steven A. Denning (Chairman), William E. Ford Chief Executive Officer), H. Raymond Bingham, Peter L. Bloom, Mark F. Dzialga, Klaus Esser, Vince Feng, William O. Grabe, Abhay Havaldar, David C. Hodgson, Rene M. Kern, Jonathan Korngold, Christopher G. Lanning, Jeff Leng, Anton J. Levy, Marc F. McMorris, Thomas J. Murphy, Matthew Nimetz, Ranjit Pandit, Andrew C. Pearson, Raul Rai, David A. Rosenstein,

Sunish Sharma, Franchon M. Smithson, Oliver Thum, Tom C. Tinsley, Sean Tong, Philip P. Trahanas and Florian P. Wendelstadt (collectively, the “GA Managing Directors”). Mr. Wendelstadt is a director of the Company. The managing members of GAPCO III and GAPCO IV are GA Managing Directors. The business address of each of the GA Managing Directors (other than Messrs. Esser, Feng, Leng, Tong, Havaldar, Pandit, Rai, Sharma, Thum, Tinsley, Wendelstadt, Bingham and McMorris) is 3 Pickwick Plaza, Greenwich, Connecticut 06830. The business address of Messrs. Esser and Thum is Koenigsallee 62, 40212, Duesseldorf, Germany. The business address of Messrs. Feng, Leng and Tong is Suite 2007-10, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The business address of Messrs. Havaldar, Pandit, Rai and Sharma is Room 151, 152 Maker Chambers VI, Naisman Point, Mumbai 400 021, India. The business address of Messrs. Bingham and McMorris is 228 Hamilton Avenue, Palo Alto, California 94301. The business address of Mr. Tinsley is 2401 Pennsylvania Avenue NW, Washington DC 20037.

(10)	According to Amendment No. 2 to Schedule 13D, dated June 22, 2006, filed by South African Private Equity Fund III, L.P., SAPEF III International G.P. Limited, Capital Partners Group Holdings Limited and Brait, S.A., these entities beneficially own in the aggregate 9,387,984 shares of common stock. A Form 4, dated March 25, 2008, filed by Brait S.A. reflects beneficial ownership of 9,221,527 shares of common stock. The address and principal place of business of each of SAPEF III Fund and SAPEF G.P. is Walker House, P.O. Box 908, George Town, Grand Cayman, Cayman Islands. The address and principal place of business of Capital Partners is Abbott Building, P.O. Box 3186, Road Town, Tortola, British Virgin Islands. The address and principal place of business of Brait S.A. is 180 rue des Aubepines, L-1145, Luxembourg.

(11)	Represents shares beneficially owned by the directors and executive officers listed in the table, as well as 40,134 shares beneficially owned by Leonid Delberg and Richard Schweger, who joined the Company and became executive officers after June 30, 2008. Includes (i) options to purchase 97,426 shares of common stock, all of which are currently exercisable and (ii) 151,756 shares of restricted stock, the vesting of which is subject to certain conditions discussed above.
ADDITIONAL INFORMATION
          Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC and provide us with copies of such reports. We have reviewed such reports received by us and written representations from our directors and executive officers. Based solely on such review and representations, we believe that all filings requirements applicable to our executive officers, directors and more than 10% shareholders were complied with during fiscal year 2008; however we identified four filings that were not made on a timely basis. Each of Serge Belamant, Herman Kotze, Nitin Soma and Brenda L. Stewart were late in filing one Form 4 for the receipt of restricted stock.
          Other Matters
     Our Board knows of no other business that will be presented for consideration at the annual meeting. Return of a valid proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the annual meeting or any adjournment or postponement thereof. It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.
          Annual Report on Form 10-K
     A copy of our annual report on Form 10-K (without exhibits) for the fiscal year ended June 30, 2008 is being distributed along with this proxy statement. We refer you to such report for financial and other information about us, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. It is also available on our website (www.net1ueps.com). In addition, the report (with exhibits) is available at the SEC’s website (www.sec.gov).
          Shareholder Proposals for the 2009 Annual Meeting
     Qualified shareholders who wish to have proposals presented at the 2009 annual meeting of shareholders must deliver them to us by July 30, 2009, in order to be considered for inclusion in next year’s proxy statement and proxy pursuant to Rule 14a-8 under the Exchange Act.
     Any shareholder proposal or director nomination for our 2009 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” if we receive it after July 30, 2009. Such proposals and nominations must be made in accordance with Section 2.08 of our Amended and Restated By-Laws. An untimely proposal may be excluded from consideration at our 2009 annual meeting. All proposals and nominations must be delivered to us at our principal executive offices at P O Box 2424, Parklands 2121, Gauteng, South Africa.
          Householding of Proxy Materials
     We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.
     If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to 30 days before the mailing of proxy materials, which typically are mailed at the end of October of each year, by notifying us in writing at: Net 1 UEPS Technologies, Inc., P O Box 2424, Parklands 2121, Gauteng, South Africa, Attention: Corporate Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address.
     If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

By Order of the Board of Directors,
/s/ Dr. Serge Belamant
Dr. Serge C. P. Belamant
Chairman and Chief Executive Officer

October 29, 2008
     THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

Exhibit A
CERTIFICATE ACCOMPANYING
ARTICLES OF RESTATEMENT OF
ARTICLES OF INCORPORATION OF
NET 1 UEPS TECHNOLOGIES, INC.
          Pursuant to the provisions of Section 607.1003 and 607.1007 of the Florida Business Corporation Act (the “Act”), the undersigned corporation, NET 1 UEPS TECHNOLOGIES, INC. (the “Corporation”), a Florida corporation, certifies the following:
          1. The name of the Corporation is Net 1 UEPS Technologies, Inc.
          2. The Articles of Restatement amend and restate the Corporation’s Articles of Incorporation in their entirety.
          3. The amended and restated Articles of Incorporation were adopted by the written consent of all of the members of the Board of Directors adopted by the Board of Directors of the Corporation effective October 16, 2008.
          4. The amended and restated Articles of Incorporation were recommended by the Board of Directors of the Corporation and submitted to the shareholders of the Corporation for approval at the annual meeting of the shareholders of the Corporation, held on November 27, 2008. The amendment to the Articles of Incorporation of the Corporation was approved by the shareholders of the Corporation, with the number of votes cast for the amendment being sufficient for approval in accordance with the applicable provisions of the Act.
          IN WITNESS WHEREOF, the Chief Executive Officer of the Corporation has signed this Certificate as of [      ], 2008.

NET 1 UEPS TECHNOLOGIES, INC.
By:
Serge C.P. Belamant,
Chief Executive Officer

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
NET 1 UEPS TECHNOLOGIES, INC.
          Pursuant to Sections 607.1001, 607.1003, and 607.1007 of the Florida Business Corporation Act (the “Act”), NET 1 UEPS TECHNOLOGIES, INC., approves and adopts the following Amended and Restated Articles of Incorporation:
ARTICLE I.
Name
          The name of the Corporation is Net 1 UEPS Technologies, Inc.
ARTICLE II. Term of Existence
          The Corporation will have perpetual existence.
ARTICLE III.
Nature of Corporate Business and Powers
          The general nature of the business to be transacted by the Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.
ARTICLE IV.
Capital Stock
          The maximum number of shares of capital stock that the Corporation shall be authorized to issue and have outstanding at any one time shall be two hundred fifty million (250,000,000), of which two hundred million (200,000,000) shares shall be designated as common stock, par value $0.001 per share, and fifty million (50,000,000) shares shall be designated as preferred stock par value $0.001 per share.
          Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.
ARTICLE V.
Affiliated Transactions
          Pursuant to Section 607.0901(5)(a) of the Act, the Corporation elects not to be governed by the requirements or other provisions regarding affiliated transactions of Section 607.0901 of the Act. Therefore, the terms of such section of the Act will not apply with respect to the approval, adoption, authorization, ratification or effectuation of any affiliated transactions involving the Corporation.
ARTICLE VI.
Amendment
          These Articles of Incorporation may be amended in the manner provided by law.

          IN WITNESS WHEREOF, the Chief Executive Officer of the Corporation has signed these Amended and Restated Articles of Incorporation as of [      ] , 2008.

NET 1 UEPS TECHNOLOGIES, INC.
By:
Serge C.P. Belamant,
Chief Executive Officer

Appendix A
NET 1 UEPS TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER
     The board has resolved to establish a committee of the board to be known as the audit committee.
1.	PURPOSE

The audit committee is established by the board of directors for the primary purpose of overseeing or assisting the board in overseeing the following:
•	The integrity of the company’s financial statements.

•	The company’s compliance with legal and regulatory requirements.

•	The qualifications and independence of the company’s registered public accounting firm (the “independent auditors”).

•	The performance of the company’s independent auditors and of the internal audit function.

•	The accounting and financial reporting processes of the company and the audits of its financial statements.

•	The company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the company.
The committee will encourage continuous improvement of and adherence to the company’s policies, procedures and practices at all levels. The committee will also facilitate open communication between the independent auditor, financial and senior management, the internal audit function and the board of directors.
The audit committee has authority to obtain advice and assistance from outside legal, accounting or other advisors as it determines necessary or appropriate to perform its duties and responsibilities.
The company will provide appropriate funding, as determined by the committee, for compensation to the independent auditor, to any advisors that the audit committee chooses to engage, and for payment of ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.
The committee will fulfill its responsibilities by carrying out the activities enumerated in Section 3 of this charter. The committee will report regularly to the board of directors regarding the execution of its duties and responsibilities and copies of audit committee minutes will be circulated to the board.

2.	COMPOSITION AND MEETINGS
2.1	The committee will comprise three or more directors as determined by the board. The quorum for meetings of the committee will be a majority of the members of the committee. Formal actions to be taken by the committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present.

2.2	Each committee member will be a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, and shall otherwise meet the independence requirements of The NASDAQ Stock Market LLC, the Securities and Exchange Commission (the “SEC”), applicable law, and any additional board guidelines. No member of the committee shall have participated in the preparation of the financial statements of the company or any of its subsidiaries at any time in the prior three years.

2.3	All members of the committee must comply with the financial literacy requirements of NASDAQ. The board will ensure that at least one member of the committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC. The existence of such a member, including his or her name and the fact that he or she is independent, will be disclosed in periodic filings as required by the SEC.

2.4	The members of the committee will be elected by the board upon the recommendation of the Nominating and Corporate Governance Committee at the first board meeting following each annual meeting of shareholders and will serve until the first board meeting following the next annual meeting of shareholders and until their successors are elected and qualify. The chairperson will be elected by the board. The board may remove any committee member with or without cause.

2.5	The committee will meet at least six times annually or more frequently as circumstances dictate. Each scheduled meeting will conclude with an executive session of the committee without members of management being present. In addition, the committee will meet periodically in separate sessions with management, the director of the internal auditing function and the independent auditor. The committee will also meet with the independent auditor and management to discuss the annual audited financial statements and quarterly financial statements, including the company’s disclosures under “management’s discussion and analysis of financial condition and results of operations”.
3.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the audit committee will:
Documents/Reports/Accounting Information Review
3.1	Review and reassess this charter at least annually, and recommend to the board of directors any necessary amendments.

3.2	Review and discuss with management, the internal auditors, and the independent auditor the company’s annual and quarterly financial statements prior to the first public release of the company’s financial results for such year or quarter, and the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in advance of such filings, and review any non-GAAP (being accounting principles generally accepted in the United States) information included therein. Review other relevant reports or financial information submitted by the company to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditor (or summaries thereof).

3.3	Recommend to the board whether the financial statements should be included in the annual report on Form 10-K and, if applicable, the company’s Annual Report to Stockholders.

3.4	Discuss earnings press releases prior to distribution, including the type and presentation of information, paying particular attention to any non-GAAP information.

3.5	Discuss financial information and earnings guidance provided to analysts and ratings agencies, prior to distribution thereof.

3.6	Review the regular internal reports to management (or summaries thereof) prepared by the internal auditing department, as well as management’s response.
Independent Auditor
3.7	Appoint (and recommend that the board submit for shareholder ratification, if applicable) the independent auditor. Review the performance of the independent auditor and remove it if circumstances warrant. This committee is solely and directly responsible for the appointment, compensation, retention, and oversight of any independent auditor engaged for the purpose of preparing or issuing any audit report or performing other audit, review or attest services for the company. The independent auditor will report directly to the audit committee and the audit committee will oversee the resolution of disagreements between management and the independent auditor if they arise. Consider whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence. Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, as amended.

3.8	Review with the independent auditor any problems or difficulties arising from any audit or report or communication relating to the financial statements, and management’s response and resolution; review the independent auditor’s report on the company’s internal controls; and hold timely discussions with the independent auditor regarding the following:
•	All critical accounting policies and practices.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
•	Other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.
3.9	At least annually, obtain and review a report by the independent auditor describing:
•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, peer review, Public Company Accounting Oversight Board (“PCAOB”) inspection, or by any inquiry or investigation conducted by governmental or professional authorities during the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the company, addressing the matters set forth in Independence Standards Board Standard No. 1. This report will be used to evaluate the independent auditor’s qualifications, performance, and independence. Further, the committee will review the experience and qualifications of the lead partner and other senior members of the independent audit team each year and determine that all partner rotation requirements, as promulgated by the applicable rules and regulations, are executed. The committee will also consider whether there should be rotation of the firm itself.
3.10	Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the full board take, appropriate actions to ensure the independence of the outside auditor.

3.11	Review and pre-approve (which may be pursuant to appropriate pre-approval policies and procedures) both audit and non-audit services to be provided by the independent auditor. The authority to grant pre-approvals may be delegated to one or more designated members of the committee whose decisions will be presented to the full committee at its next regularly scheduled meeting. Such review and approval will be disclosed in reports filed with or furnished to the SEC as required by applicable SEC regulations.

3.12	Set clear hiring policies, compliant with governing laws and regulations, for employees or former employees of the independent auditor.

3.13	Obtain from the independent auditor assurance that its audit of the company’s financial statements was conducted in accordance with standards of the PCAOB.
    Financial Reporting Processes, Accounting Policies, and Internal Control Procedure
3.14	In consultation with the independent auditor, the internal auditor and management, review and discuss the integrity of the company’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls and procedures and internal control over financial reporting).
3.15	Review and discuss with management, the internal auditors, and the independent auditor the company’s report regarding internal control over financial reporting and any significant deficiencies in the company’s internal controls.

3.16	Receive and review any disclosure from the company’s CEO or CFO made in connection with the certification of the company’s quarterly and annual reports filed with the SEC of:
a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize, and report financial data; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal controls.
3.17	Review major issues regarding accounting principles and financial statement presentations, including any significant proposed or contemplated changes in the company’s selection or application of accounting principles; major issues as to the adequacy of the company’s internal controls, policies, estimates, internal controls, disclosure controls, procedures, practices or auditing plans (including those policies for which management is required to exercise discretion) or judgments regarding the implementation thereof and any special audit steps adopted in light of significant control deficiencies.

3.18	Review analyses prepared by management (and the independent auditor as noted in item 3.8 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3.19	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company.

3.20	Review and pre-approve all related party transactions, defined as those transactions or arrangements required to be disclosed under Item 404 of Regulation S-K.

3.21	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

3.22	Establish and maintain procedures for the confidential, anonymous submission by company employees regarding questionable accounting or auditing matters.

3.23	Periodically discuss with the independent auditor, without management being present, (a) such firm’s judgments about the quality, appropriateness, and acceptability of the company’s accounting principles and financial disclosures practices, as applied in its financial reporting, and (b) the completeness and accuracy of the company’s financial statements.
3.24	Meet periodically with management, internal auditors, and/or the independent auditors to:
•	review the annual audit plans of the independent auditors and the internal audit group; and

•	receive a detailed explanation of the accounting for any unusual or non-recurring transactions which have a material impact on the company’s financial statements during the reporting period.
Internal Audit
3.25	Review and advise on the selection and removal of the internal audit director.

3.26	Review activities, organizational structure, and qualifications of the internal audit function.

3.27	Annually, review and recommend changes (if any) to the internal audit charter.

3.28	Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.
Legal Compliance and Risk Management
3.29	Establish, review and update periodically a code of ethics applicable to all employees and directors of the company, and determine whether management has established a system to enforce this code. Determine whether the code is in compliance with all applicable rules and regulations. Review and pre-approve (a) any change or waiver of this code and (b) any disclosure made on Form 8-K regarding such change or waiver.

3.30	Review management’s monitoring of the company’s compliance with its code of ethics, and determine whether management has the proper review system in place to ensure that the company’s financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3.31	Review, with the company’s counsel, legal compliance matters, including the company’s insider trading policy, and review and approve trading plans and amendments thereto as contemplated by the insider trading policy.

3.32	Review, with the company’s counsel, any legal matter that could have a significant impact on the company’s financial statements.

3.33	Discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the company’s major financial risk exposures and the steps management has undertaken to control them.

Other Responsibilities
3.34	Review with the independent auditor, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices have been implemented.

3.35	Prepare the report that the SEC requires be included in the company’s annual proxy statement.

3.36	Conduct an annual performance assessment regarding this committee’s purpose, duties, and responsibilities outlined herein.

3.37	Perform any other activities consistent with the charter, the company’s bylaws, and governing law, as the board deems necessary or appropriate.

Appendix B
NET 1 UEPS TECHNOLOGIES, INC.
REMUNERATION COMMITTEE
Charter
As amended on August 27, 2008
     The Remuneration Committee (the “Committee”) of the Board of Directors (the “Board”) of Net 1 UEPS Technologies, Inc. (“Net 1”) has the responsibilities, authority and duties described in this Charter.
Purpose
     The Committee has the responsibility and authority to supervise and review the affairs of Net 1 as they relate to the compensation of executive officers, other employees, and directors of Net 1. In carrying out these responsibilities, the Committee shall review all components of executive and director compensation for consistency with Net 1’s compensation philosophy and with the interests of Net 1’s stockholders.
Composition
     The Committee shall be appointed annually by the Board on the recommendation of Net 1’s Corporate Governance and Nominating Committee, and shall be comprised of at least three (3) members, each of whom shall be “independent” as defined by The NASDAQ Stock Market LLC and applicable law. In addition, at least two members of the Committee (such members, the “Outside Directors”) shall also be (i) “outside directors” within the meaning of §162(m) (“§162(m)”) of the Internal Revenue Code of 1986, as amended; and (ii) “non-employee directors” within the meaning of Rule 16b-3 (“Rule 16b-3”) under the Securities Exchange Act of 1934, as amended. The Board shall designate one member as Committee Chairperson, and may remove any Committee member with or without cause. To the extent necessary to comply with §162(m) or Rule 16b-3, the Outside Directors, acting as a subcommittee, shall have authority to act on behalf of the Committee. A director shall not serve as a member of the Committee if any executive officer of Net 1 serves on board of directors of another company that employs such director as an executive officer.
Meetings
     The Committee shall hold meetings at least two (2) times each year, and shall hold such additional meetings as deemed necessary or desirable by the Chairperson of the Committee and as may be required to perform the functions described under “Duties and Powers” below. The Committee should meet at least annually with Net 1’s chief executive officer and such other senior executives as the Committee deems appropriate; provided, however, that the chief executive officer may not be present during deliberations or voting regarding his or her own compensation. The Committee should meet periodically in executive session without the presence of management.
Duties and Powers
     The following shall be the principal recurring functions of the Committee in carrying out its responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.
•	Review and approve performance goals and objectives relevant to the compensation of all executive officers, evaluate the performance of each executive officer in light of those goals and objectives, and set each executive officer’s compensation, including incentive-based and equity-based compensation, based on such evaluation.

•	Make recommendations to the Board with respect to incentive and equity-based compensation plans.

•	Review and make recommendations to the Board regarding compensation-related matters outside the ordinary course, including but not limited to employment contracts, change-in-control provisions and severance arrangements.

•	Administer Net 1’s stock option, stock incentive, and other stock compensation plans as required by Rule 16b-3, including by making and approving all grants of options and other awards to all executive officers and directors, and all other eligible individuals, under such plans.

•	Annually review and make recommendations to the Board regarding director compensation.

•	Assist management in developing and, when appropriate, recommend to the Board, the design of compensation policies and plans.

•	Review and discuss with management the disclosures in Net 1’s
“Compensation Discussion and Analysis” and any other disclosures regarding executive compensation to be included in Net 1’s public filings or shareholder reports.

•	Based upon its review and discussion with management, recommend to the Board whether the Compensation Discussion and Analysis should be included in Net 1’s proxy statement, Form 10-K, or information statement, as applicable, and prepare the related report required by the rules of the Securities and Exchange Commission.

•	Perform such other activities consistent with this Charter as the Committee or the Board deems necessary or appropriate.

•	Report to the Board on the Committee’s activities on a regular basis.
Resources and Authority
     The Committee shall have the resources and authority appropriate to discharge its responsibilities, including sole authority to retain and terminate compensation consultants, special counsel, and other experts or consultants. Net 1 shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors.
Annual Review
     The Committee shall review on at least an annual basis (i) this Charter and the scope of responsibilities of this Committee and (ii) the Committee’s performance of its duties. Any proposed changes to this Charter or the Committee’s scope of responsibilities, where indicated, shall be referred to the Board for appropriate action.
Operating Procedures
     Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least 50% of the members of the Committee. Any actions taken by the

Committee during any period in which one or more of the members fail for any reason to meet the membership requirements set forth above shall still constitute duly authorized actions of the Committee for all corporate purposes.

Appendix C
NET 1 UEPS TECHNOLOGIES, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Charter
As amended on August 27, 2008
     The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Net 1 UEPS Technologies, Inc (“Net 1”) has the responsibilities, authority and duties described in this Charter.
Purpose
     The Committee has the responsibility and authority to supervise and review the affairs of Net 1 as they relate to Board and committee composition and leadership, Board evaluations, succession planning, stockholder communications, and corporate governance matters.
Composition
     The Committee shall be appointed annually by the Board on the recommendation of this Committee and shall be comprised of at least three (3) directors, each of whom shall be “independent” as defined by The NASDAQ Stock Market LLC and applicable law. The Board shall designate one member as Committee Chairperson. The Board may remove Committee members with or without cause.
Meetings
     The Committee shall hold meetings at least two (2) times each year, and shall hold such additional meetings as deemed necessary or desirable by the Chairperson of the Committee and as may be required to perform the functions described under “Duties and Powers” below. The Committee may, at its discretion, meet in executive session with or without the presence of management.
Duties and Powers
     The following shall be the principal recurring functions of the Committee in carrying out its responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.
•	Monitor the composition, size and independence of the Board and recommend changes to the Board as appropriate.

•	Review periodically the continued appropriateness of Board membership for each director, including upon a change in a director’s employment or other relevant circumstances.

•	Develop and recommend to the Board the appropriate skills and characteristics required of directors, as well as any additional qualifications appropriate for any one or more directors, based on the needs of Net 1 from time to time, and confer with the full Board as to the application of these criteria in connection with identifying new Board candidates.

•	Seek out appropriate, qualified candidates to serve as directors of Net 1 and encourage and receive recommendations for director candidates from all sources.

•	Monitor Net 1’s procedures for the receipt and consideration of director nominations by stockholders and other persons.

•	Interview and otherwise examine director candidates and their credentials.

•	Recommend to the Board candidates for nomination as directors except that if Net 1 is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or recommend such nomination unless required to do so by contract or requested to do so by the Board.

•	Perform such other advisory functions with respect to the selection and nomination of directors of Net 1 as are deemed appropriate by the members of the Committee.

•	Recommend to the Board the annual assignment of directors to Board committees and the nomination of committee chairpersons.

•	Review Net 1’s Corporate Governance Guidelines annually and recommend changes, as appropriate, for review and approval by the Board.

•	Monitor Net 1’s compliance with governance obligations and “best practices” and recommend changes for review and approval by the full Board.

•	Establish and monitor procedures by which the Board will conduct, at least annually, evaluations of its performance.

•	Establish and monitor procedures for the receipt of stockholder communications directed to the Board.

•	Prepare or review disclosure regarding the Committee’s duties required to be included in Net 1’s annual proxy statement.

•	Review and make recommendations to the Board regarding proposals submitted by stockholders for presentation at a stockholder meeting.

•	Develop and implement director orientation and continuing education programs.

•	Oversee an annual review by the Board on succession planning, including transitional leadership for unplanned vacancies.

•	Report to the Board on the Committee’s activities on a regular basis.
Resources and Authority
     The Committee shall have the resources and authority appropriate to discharge its responsibilities, including sole authority to retain and terminate search firms, special counsel and other experts or consultants. Net 1 shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors.

Annual Review
     The Committee shall review on at least an annual basis (i) this Charter and the scope of responsibilities of this Committee and (ii) the Committee’s performance of its duties. Any proposed changes to this Charter or the Committee’s scope of responsibilities, where indicated, shall be referred to the Board for appropriate action.
Operating Procedures
     Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least 50% of the members of the Committee. Any actions taken by the Committee during any period in which one or more of the members fail for any reason to meet the membership requirements set forth above shall still constitute duly authorized actions of the Committee for all corporate purposes.

Votes must be indicated x Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope. (x) in Black or Blue ink. Please mark your votes as X indicated in this example THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. FOR ALL FOR AGAINST ABSTAIN WITHOLD FOR ALL *EXCEPTIONS 1. ELECTION OF DIRECTORS: 2. PROPOSAL TO APPROVE THE AMENDED AND RESTATED ARTICLES OF INCORPORATION. Nominees: 01 Dr. Serge C.P. Belamant 02 Herman G. Kotze 3. PROPOSAL TO RATIFY THE SELECTION OF 03 Christopher S. Seabrooke DELOITTE & TOUCHE (SOUTH AFRICA) AS THE INDEPENDENT REGISTERED PUBLIC 04 Antony C. Ball ACCOUNTING FIRM FOR THE COMPANY FOR 05 Alasdair J.K. Pein THE 2009 FISCAL YEAR. 06 Paul Edwards 07 Tom C. Tinsley 4. In their discretion upon such other matters as may properly come before the meeting. INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the following space: *Exceptions Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. FOLD AND DETACH HERE Net 1 UEPS Technologies, Inc.

NET 1 UEPS TECHNOLOGIES, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS This proxy is solicited on behalf of the Board of Directors of Net 1 UEPS Technologies, Inc. for the Annual Meeting of Shareholders to be held on November 27, 2008. The undersigned, appoints Dr. Serge C.P. Belamant and Herman G. Kotze, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Net 1 UEPS Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on November 27, 2008, and at any adjournment or postponement thereof, as indicated on the reverse side of this proxy. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this proxy will be voted FOR ALL nominees for director and FOR proposals 2 and 3. (Please Sign on Reverse Side) BNY MELLON SHAREOWNER SERVICES Address Change/Comments P.O. BOX 3550 (Mark the corresponding box on the reverse side) SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE You can now access your BNY Mellon Shareowner Services account online. Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for Net 1 UEPS Technologies, Inc., now makes it easy and convenient to get current information on your shareholder account. · View account status · View payment history for dividends · View certificate history · Make address changes · View book-entry information · Obtain a duplicate 1099 tax form · Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time ****TRY IT OUT**** www.bnymellon.com/shareowner/isd Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.